News Release

HOPE BANCORP REPORTS FINANCIAL RESULTS FOR THE THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2026

Third quarter 2026 net income grew 16% year-over-year and 8% quarter-over-quarter to $35.6 million

LOS ANGELES – October 28, 2026 – Hope Bancorp, Inc. (the “Company”) (NASDAQ: HOPE), the holding company of Bank of Hope (the “Bank”), today reported unaudited financial results for its third quarter and nine months ended September 30, 2026.
For the third quarter of 2026, the Company reported net income of $35.6 million, or $0.28 per diluted common share, up 8% from net income of $33.0 million, or $0.26 per diluted common share, for the second quarter of 2026, and up 16% from net income of $30.8 million, or $0.24 per diluted common share, for the third quarter of 2025. Excluding notable items, which consisted of merger-related costs, third quarter 2026 net income(1) was $37.5 million, or $0.29 per diluted common share(1).

“Revenue growth and positive operating leverage drove strong quarter-over-quarter and year-over-year growth in pre-provision net revenue(1) and net income in the third quarter,” said Kevin S. Kim, Chairman, President and Chief Executive Officer of the Company. “Through our continued focus on improving profitability, many key drivers contributed to this quarter’s results, including loan growth, lower deposit costs, net interest margin expansion, growth in customer fee income and disciplined expense management.”

Kim continued, “On October 1, 2026, we completed the acquisition of the Commercial Banking Unit of SMBC MANUBANK (“MANUBANK”), an important milestone in the continued evolution of Bank of Hope. The acquisition advances our core strategic priority to create long-term stockholder value by expanding our presence in Southern California, enhancing our deposit base, adding specialty deposit banking capabilities and broadening our ability to serve multinational customers with U.S. operations. Our Collaboration and Partnership Agreement with Sumitomo Mitsui Banking Corporation (“SMBC”), which became effective upon closing, opened a meaningful channel to connect customers across markets. We warmly welcome the MANUBANK team and customers as we begin our next chapter together.”

“We remain focused on sustainable and profitable earnings growth across a range of operating environments, the results of which are demonstrated in our year-to-date earnings momentum. The strategic benefits of the MANUBANK acquisition will help bolster continued progress in 2027 and beyond,” concluded Kim. “We sincerely thank all our colleagues for their dedication and contributions to the ongoing integration process and the success of Bank of Hope.”

(1) Net income excluding notable items, earnings per diluted common share excluding notable items and pre-provision net revenue are non-GAAP financial measures. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 10 to 12. Notable items in the second quarter of 2026 included merger-related costs; notable items for the prior periods are detailed on Table Pages 10 to 12.
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Operating Results for the Third Quarter of 2026
Net interest income and net interest margin. Net interest income totaled $135.4 million for the third quarter of 2026, up $6.4 million, or 5%, compared with $129.0 million for the second quarter of 2026, and up $8.8 million, or 7%, from the third quarter of 2025. Net interest margin for the third quarter of 2026 was 3.02%, up six basis points from 2.96% for the second quarter of 2026, and up 13 basis points from 2.89% for the year-ago quarter.

The sequential quarter increase in net interest income was primarily driven by growth in average earning asset balances, higher loan yields and lower deposit costs. The quarter-over-quarter net interest margin expansion was primarily attributable to higher earning asset yields and a favorable funding mix shift. The yield on average loans increased five basis points sequentially to 5.78% for the third quarter of 2026, while the cost of total deposits declined by two basis points to 2.58%.

Noninterest income. For the third quarter of 2026, noninterest income totaled $22.1 million, up $3.3 million, or 17%, compared with $18.9 million for the second quarter of 2026, and up $6.7 million, or 44%, compared with noninterest income of $15.4 million for the third quarter of 2025. The sequential quarter increase in noninterest income reflects growth in customer-related income and fees and higher net gains on sales of Small Business Administration (“SBA”) loans, as well as $3.1 million in net gain on sales of other loans partially offset by a $1.2 million decrease in net gains on sales of securities available for sale. The Company sold $72.2 million of SBA loans in the third quarter of 2026 for a net gain of $4.7 million, compared with $67.9 million of SBA loans sold for a net gain of $4.4 million in the second quarter of 2026.

Noninterest expense. Noninterest expense for the third quarter of 2026 was $102.8 million, up $4.3 million, or 4%, from $98.5 million for the second quarter of 2026, and up $5.9 million, or 6%, from $96.9 million for the third quarter of 2025.
Noninterest expense excluding notable items(2) for the third quarter of 2026 was $100.1 million.

In the third quarter of 2026, the reported efficiency ratio improved to 65.3%, down from 66.6% in the prior quarter and 68.2% in the year-ago quarter, as revenue growth outpaced noninterest expense growth. This positive operating leverage also drove growth in pre-provision net revenue(2), which totaled $54.7 million, up 11% quarter-over-quarter and 21% year-over-year. Excluding notable items(2), the efficiency ratio for the third quarter of 2026 was 63.6%, and pre-provision net revenue(2) was $57.3 million.

Income tax provision and tax rate. For the third quarter of 2026, the Company recorded an income tax provision of $10.5 million, compared with an income tax provision of $9.6 million for the second quarter of 2026 and $5.6 million for the third quarter of 2025. The year-to-date effective tax rate for the first nine months of 2026 was 22.5%.
Balance Sheet Summary
Total assets. At September 30, 2026, total assets were $19.19 billion, compared with $18.99 billion at June 30, 2026, and $18.51 billion at September 30, 2025.

Loans. At September 30, 2026, gross loans totaled $15.12 billion, up 1% from $15.03 billion at June 30, 2026, and up 3% from $14.62 billion at September 30, 2025. Year-to-date, gross loans were up 2%. Third quarter 2026 average loans were $14.97 billion, up 1%, equivalent to 5% annualized, from $14.79 billion for the second quarter of 2026, and up 3% from $14.52 billion for the third quarter of 2025. Quarter-over-quarter, loan growth was primarily driven by increases in commercial and industrial and residential mortgage loans. Year-over-year, all of our major loan portfolios of commercial and industrial, residential mortgage and commercial real estate grew.

(2) Noninterest expense excluding notable items, efficiency ratio excluding notable items, pre-provision net revenue and pre-provision net revenue excluding notable items are non-GAAP financial measures. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 10 to 12.
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The following table sets forth the loan portfolio composition at September 30, 2026, June 30, 2026, and September 30, 2025:

(dollars in thousands) (unaudited)	9/30/2026		6/30/2026		9/30/2025
	Balance	Percentage	Balance	Percentage	Balance	Percentage
Commercial real estate (“CRE”) loans	$8,501,707	56.3%	$8,583,967	57.1%	$8,434,919	57.7%
Commercial and industrial (“C&I”) loans	4,009,821	26.5%	3,896,116	25.9%	3,752,111	25.6%
Residential mortgage and other loans	2,606,317	17.2%	2,554,104	17.0%	2,436,607	16.7%
Gross loans (including held for sale)	$15,117,845	100.0%	$15,034,187	100.0%	$14,623,637	100.0%

Deposits. At September 30, 2026, deposits totaled $16.12 billion, up 2% from $15.88 billion at June 30, 2026, and up 2% compared with $15.83 billion at September 30, 2025. On a sequential quarter basis, end-of-period noninterest bearing demand deposits declined 1%; money market, interest bearing demand and savings deposits increased 10% in aggregate, and time deposits decreased 5%. On an average basis, noninterest bearing demand deposits increased 4% quarter-over-quarter. The planned reduction in time deposits reflected our ongoing efforts to improve the funding mix and reduce the overall cost of funds. The share of time deposits in our deposit mix decreased to 36.7% at September 30, 2026, down from 39.9% a year ago.

The following table sets forth the deposit composition at September 30, 2026, June 30, 2026, and September 30, 2025:

(dollars in thousands) (unaudited)	9/30/2026		6/30/2026		9/30/2025
	Balance	Percentage	Balance	Percentage	Balance	Percentage
Noninterest bearing demand deposits	$3,501,963	21.7%	$3,548,452	22.4%	$3,507,659	22.2%
Money market, interest bearing demand, and savings deposits	6,708,100	41.6%	6,079,728	38.3%	5,995,488	37.9%
Time deposits	5,906,106	36.7%	6,248,363	39.3%	6,328,115	39.9%
Total deposits	$16,116,169	100.0%	$15,876,543	100.0%	$15,831,262	100.0%

Gross loan-to-deposit ratio		93.8%		94.7%		92.4%
Credit Quality and Allowance for Credit Losses
Criticized loans. Criticized loan balances remained essentially stable quarter-over-quarter and improved year-over-year. Criticized loans were $334.8 million at September 30, 2026, compared with $334.3 million at June 30, 2026, and down $38.1 million, or 10%, year-over-year from $372.9 million at September 30, 2025. The criticized loan ratio improved to 2.22% of total loans receivable at September 30, 2026, compared with 2.24% at June 30, 2026, and down 34 basis points from 2.56% at September 30, 2025.

Nonperforming assets. Nonperforming assets declined $4.4 million from the prior quarter to $108.5 million, or 0.57% of total assets, at September 30, 2026, compared with 0.59% of total assets at June 30, 2026, and 0.61% of total assets at September 30, 2025. The quarter-over-quarter improvement primarily reflected a reduction in nonaccrual loans.

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The following table sets forth the components of nonperforming assets at September 30, 2026, June 30, 2026, and September 30, 2025:

(dollars in thousands) (unaudited)	9/30/2026	6/30/2026	9/30/2025
Loans on nonaccrual status (1)	$107,797	$111,973	$110,010
Accruing delinquent loans past due 90 days or more	—	515	2,149
Total nonperforming loans	107,797	112,488	112,159
Other real estate owned	661	365	—
Total nonperforming assets	$108,458	$112,853	$112,159

Nonperforming assets/total assets	0.57%	0.59%	0.61%
_____________________________________
(1)     Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $17.3 million, $17.1 million and $15.3 million at September 30, 2026, June 30, 2026, and September 30, 2025, respectively.

Net charge-offs. The Company recorded net charge-offs of $7.0 million for the third quarter of 2026, equivalent to 0.19%, annualized, of average loans. This compares with net charge-offs of $9.0 million, or 0.24%, annualized, of average loans for the second quarter of 2026, and $5.1 million, or 0.14%, annualized, of average loans for the third quarter of 2025.

Provision for credit losses. For the third quarter of 2026, the Company recorded a provision for credit losses of $8.6 million, compared with $6.8 million for the second quarter of 2026 and $8.7 million for the third quarter of 2025. The sequential quarter increase in the provision for credit losses reflected higher loan balances, partially offset by lower net charge-offs in the third quarter of 2026 compared with the prior quarter.

Allowance for credit losses. The allowance for credit losses totaled $154.3 million at September 30, 2026, compared with $153.2 million at June 30, 2026, and $152.5 million at September 30, 2025. The allowance coverage ratio was 1.03% of loans receivable at September 30, 2026, unchanged from June 30, 2026, and compared with 1.05% at September 30, 2025.

The following table sets forth the allowance for credit losses and the coverage ratios at September 30, 2026, June 30, 2026, and September 30, 2025:

(dollars in thousands) (unaudited)	9/30/2026	6/30/2026	9/30/2025
Allowance for credit losses	$154,325	$153,218	$152,509
Allowance for credit losses/loans receivable	1.03%	1.03%	1.05%

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Capital

At September 30, 2026, the capital ratios of the Company and the Bank continued to exceed all regulatory capital requirements generally required to meet the definition of a “well-capitalized” financial institution.

The following table sets forth the capital ratios for the Company at September 30, 2026, June 30, 2026, and September 30, 2025:

(unaudited)	9/30/2026	6/30/2026	9/30/2025	Minimum Guideline for “Well-Capitalized”
Common Equity Tier 1 Capital Ratio	12.25%	12.27%	12.14%	6.50%
Tier 1 Capital Ratio	12.93%	12.95%	12.83%	8.00%
Total Capital Ratio	13.92%	13.95%	13.85%	10.00%
Leverage Ratio	11.01%	11.07%	10.86%	5.00%
Tangible Common Equity (“TCE”) Ratio(3)	9.28%	9.58%	9.64%	N/A

During the third quarter of 2026, the Company continued to return capital to stockholders through its quarterly common stock dividend of 14 cents per share.

At September 30, 2026, total stockholders’ equity was $2.26 billion, compared with $2.30 billion at June 30, 2026, reflecting growth in retained earnings, return of capital to stockholders, and the net change in accumulated other comprehensive income (“AOCI”), which decreased due to the negative impact of rising interest rates on the fair value of available-for-sale securities. Book value per share at September 30, 2026, was $17.67, compared with $17.97 at June 30, 2026; and TCE per share(3) was $13.55 at September 30, 2026, compared with $13.85 at June 30, 2026.

Subsequent Events

Acquisition of SMBC MANUBANK Commercial Banking Unit. On October 1, 2026, the Company completed the acquisition of the Commercial Banking Unit of SMBC MANUBANK. As part of the closing of the MANUBANK transaction, the Company received an estimated(4) net cash settlement of $307.4 million from the seller, SMBC.

As of the acquisition date of October 1, 2026, loans acquired from MANUBANK totaled approximately $2.20 billion before purchase and other accounting adjustments, comprising $1.35 billion of real estate loans and $0.85 billion of commercial loans, which included $0.20 billion in SBA loans purchased by MANUBANK in the secondary market. Excluding these SBA loans, MANUBANK’s loan portfolio had a weighted average coupon rate of approximately 5.69% at October 1, 2026, before purchase and other accounting adjustments. MANUBANK’s SBA loan portfolio consisted of purchased guaranteed portions of 7(a) loans and these loans would have had a relatively low effective yield for the Company after acquisition; therefore, it was subsequently sold on October 21, 2026, for total net proceeds of $191.3 million with no gain or loss recognized on the sale.

Deposits acquired from MANUBANK totaled approximately $2.60 billion before purchase and other accounting adjustments, comprising $0.66 billion of noninterest bearing demand deposits, $1.77 billion of interest bearing non-maturity deposits, and $0.18 billion of time deposits. The acquired deposits had a weighted average cost of 2.22% at October 1, 2026, before purchase and other accounting adjustments.

(3) TCE ratio and TCE per share are non-GAAP financial measures. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 10 to 12.
(4) The net cash settlement is based on an estimated final closing statement and is subject to adjustment.
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Investor Conference Call
The Company previously announced that it will host an investor conference call on Wednesday, October 28, 2026, at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review its unaudited financial results for its third quarter and nine months ended September 30, 2026. Investors and analysts are invited to access the conference call by dialing 866-235-9917 (domestic) or 412-902-4103 (international) and asking for the “Hope Bancorp Call.” A presentation to accompany the earnings call will be available at the Investor Relations section of Hope Bancorp’s website at www.ir-hopebancorp.com. Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of Hope Bancorp’s website. After the live webcast, a replay will remain available at the Investor Relations section of Hope Bancorp’s website for at least one year. A telephonic replay of the call will be available at 855-669-9658 (domestic) or 412-317-0088 (international) for one week through November 4, 2026, with the replay access code 6995890.

Non-GAAP Financial Metrics
This news release and accompanying financial tables contain certain non-GAAP financial measure disclosures, including net income excluding notable items, earnings per diluted common share excluding notable items, revenue excluding notable items, noninterest expense excluding notable items, efficiency ratio excluding notable items, effective tax rate excluding notable items, PPNR, PPNR excluding notable items, ROA excluding notable items, ROE excluding notable items, ROTCE, ROTCE excluding notable items, TCE per share and TCE ratio. Management believes these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s operational performance and the Company’s capital levels and has included these figures in response to market participant interest in these financial metrics. These non-GAAP financial measures supplement, and do not replace, results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and should be considered together with, and not as an alternative to, the most directly comparable GAAP financial measures. These non-GAAP financial measures may not be comparable to similarly titled measures used by other companies. Quantitative reconciliations of the most directly comparable GAAP to financial measures to the non-GAAP financial measures are provided in the accompanying financial information on Table Pages 10 through 12.

About Hope Bancorp, Inc.
Hope Bancorp, Inc. (NASDAQ: HOPE) is the holding company for Bank of Hope, a leading regional bank serving multicultural customers across the continental United States and Hawaii, with $19.19 billion in total assets as of September 30, 2026. Headquartered in Los Angeles, California, Bank of Hope offers a comprehensive range of commercial, corporate, and consumer banking products and services, including commercial and commercial real estate lending, SBA lending, residential mortgage and consumer lending, treasury management, foreign exchange solutions, interest rate derivatives, and international trade finance. Bank of Hope’s branch network comprises 45 full-service branches operating under the Bank of Hope banner across California, New York, New Jersey, Washington, Texas, Illinois, Alabama and Georgia, and 28 branches in Hawaii under the Territorial Savings banner; following the acquisition of MANUBANK branches on October 1, 2026, seven additional locations in California were added. Bank of Hope also operates SBA loan production offices, commercial loan production offices, and residential mortgage loan production offices throughout the United States, and a representative office in Seoul, South Korea. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to www.bankofhope.com for Bank of Hope and www.tsbhawaii.bank for Territorial Savings, a division of Bank of Hope. By including the foregoing website address links, the Company does not intend to incorporate by reference any material contained or accessible therein.
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Forward-Looking Statements
Some statements in this news release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will”, “believes”, “expects”, “anticipates”, “intends”, “plans”, “estimates”, “projects”, and similar expressions and statements regarding Hope Bancorp’s strategic initiatives, the acquisition of the Commercial Banking Unit of SMBC MANUBANK (“MANUBANK”), and Hope Bancorp’s future financial and operational results and capital allocation strategy. With respect to any such forward-looking statements, Hope Bancorp claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. Hope Bancorp’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. With respect to the acquisition of MANUBANK, factors that may cause actual outcomes to differ from what is expressed or forecasted in these forward-looking statements include, among other things: difficulties and delays in integrating Hope Bancorp and MANUBANK and achieving anticipated synergies, cost savings and other benefits from the transaction; higher than anticipated transaction costs; and deposit attrition, operating costs, customer loss and business disruption following the acquisition, including difficulties in maintaining relationships with employees and customers, which may be greater than expected. For additional information concerning these and other risk factors, see Hope Bancorp’s most recent Annual Report on Form 10‑K and other documents Hope Bancorp files with the SEC from time to time. Hope Bancorp does not undertake, and specifically disclaims, any obligation to update any forward‑looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

Contact:

Julianna Balicka
Executive Vice President & Chief Financial Officer
InvestorRelations@bankofhope.com

Maxime Olivan
Senior Vice President & Investor Relations Manager
InvestorRelations@bankofhope.com

# # #
(tables follow)

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share data)

Assets:	9/30/2026	6/30/2026	% change	9/30/2025	% change
Cash and due from banks	$491,894	$640,443	(23)%	$454,909	8%
Investment securities	2,395,438	2,179,253	10%	2,266,034	6%
Federal Home Loan Bank (“FHLB”) stock and other investments	66,115	70,436	(6)%	106,411	(38)%
Gross loans, including loans held for sale	15,117,845	15,034,187	1%	14,623,637	3%
Allowance for credit losses	(154,325)	(153,218)	1%	(152,509)	1%
Accrued interest receivable	55,392	53,592	3%	53,159	4%
Premises and equipment, net	74,115	69,968	6%	69,152	7%
Goodwill and intangible assets	525,997	526,890	0%	524,503	0%
Other assets	617,017	570,365	8%	565,503	9%
Total assets	$19,189,488	$18,991,916	1%	$18,510,799	4%

Liabilities:
Deposits	$16,116,169	$15,876,543	2%	$15,831,262	2%
FHLB and Federal Reserve Bank (“FRB”) borrowings	374,000	472,000	(21)%	24,878	1,403%
Subordinated debentures and convertible notes, net	112,040	111,675	0%	110,610	1%
Accrued interest payable	62,823	63,865	(2)%	74,376	(16)%
Other liabilities	266,998	171,981	55%	210,713	27%
Total liabilities	$16,932,030	$16,696,064	1%	$16,251,839	4%

Stockholders’ Equity:
Common stock, $0.001 par value	$146	$146	0%	$146	0%
Additional paid-in capital	1,528,289	1,525,555	0%	1,521,669	0%
Retained earnings	1,216,813	1,199,120	1%	1,155,874	5%
Treasury stock, at cost	(273,384)	(273,384)	0%	(264,667)	(3)%
Accumulated other comprehensive loss, net	(214,406)	(155,585)	(38)%	(154,062)	(39)%
Total stockholders’ equity	2,257,458	2,295,852	(2)%	2,258,960	0%
Total liabilities and stockholders’ equity	$19,189,488	$18,991,916	1%	$18,510,799	4%

Common stock shares – authorized	300,000,000	300,000,000		300,000,000
Common stock shares – outstanding	127,758,427	127,741,836		128,185,271
Treasury stock shares	18,155,561	18,155,561		17,382,835
Table Page 1

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended					Nine Months Ended
	9/30/2026	6/30/2026	% change	9/30/2025	% change	9/30/2026	9/30/2025	% change

Interest and fees on loans	$218,216	$211,378	3%	$216,774	1%	$635,513	$623,098	2%
Interest on investment securities	21,631	20,359	6%	21,467	1%	61,208	55,128	11%
Interest on cash and deposits at other banks	4,051	3,808	6%	5,273	(23)%	11,637	19,261	(40)%
Interest on other investments and FHLB dividends	1,260	632	99%	1,186	6%	3,121	3,471	(10)%
Total interest income	245,158	236,177	4%	244,700	0%	711,479	700,958	2%

Interest on deposits	103,493	101,785	2%	115,425	(10)%	306,733	347,862	(12)%
Interest on borrowings	6,300	5,423	16%	2,718	132%	16,355	8,267	98%
Total interest expense	109,793	107,208	2%	118,143	(7)%	323,088	356,129	(9)%

Net interest income	135,365	128,969	5%	126,557	7%	388,391	344,829	13%
Provision for credit losses	8,560	6,770	26%	8,710	(2)%	23,980	24,602	(3)%
Net interest income after provision	126,805	122,199	4%	117,847	8%	364,411	320,227	14%

Service fees on deposit accounts	3,439	3,395	1%	3,235	6%	10,169	9,262	10%
Net gains on sales of SBA loans	4,674	4,447	5%	2,774	68%	12,387	9,903	25%
Other customer driven income and fees	8,332	7,721	8%	5,936	40%	23,185	17,958	29%
Net gains (losses) on sales of securities available for sale	—	1,172	(100)%	—	0%	1,776	(38,856)	NM
Other noninterest income	5,667	2,115	168%	3,440	65%	10,412	9,850	6%
Total noninterest income	22,112	18,850	17%	15,385	44%	57,929	8,117	614%

Salaries and employee benefits	58,697	56,901	3%	54,910	7%	171,821	156,204	10%
Occupancy, furniture and equipment	11,737	11,353	3%	11,596	1%	33,656	31,525	7%
Software-related, data and item processing	10,773	10,350	4%	9,683	11%	30,976	25,843	20%
Amortization of investments in affordable housing partnerships	2,740	2,554	7%	3,216	(15)%	7,768	7,607	2%
FDIC assessment	2,622	2,783	(6)%	2,942	(11)%	8,219	7,932	4%
FDIC special assessment expense (reversal)	—	—	0%	—	0%	(58)	—	NM
Earned interest credit	3,109	2,501	24%	3,529	(12)%	7,993	9,926	(19)%
Merger related costs	2,650	2,058	29%	958	177%	4,942	20,758	(76)%
Other noninterest expense	10,466	9,964	5%	10,027	4%	30,396	30,400	0%
Total noninterest expense	102,794	98,464	4%	96,861	6%	295,713	290,195	2%
Income before income taxes	46,123	42,585	8%	36,371	27%	126,627	38,149	232%
Income tax provision	10,546	9,554	10%	5,595	88%	28,479	11,027	158%
Net income	$35,577	$33,031	8%	$30,776	16%	$98,148	$27,122	262%

Earnings per common share (“EPS”) – diluted	$0.28	$0.26	8%	$0.24	17%	$0.76	$0.22	245%
Weighted average shares outstanding – diluted	128,624,630	128,308,861		128,593,874		128,509,496	126,110,136
Table Page 2

Hope Bancorp, Inc.
Selected Financial Data
Unaudited

	Three Months Ended			Nine Months Ended
Profitability measures (annualized, except as noted):	9/30/2026	6/30/2026	9/30/2025	9/30/2026	9/30/2025
Earnings per common share - diluted (not annualized)	$0.28	$0.26	$0.24	$0.76	$0.22
Earnings per common share - diluted excluding notable items (not annualized) (1)	$0.29	$0.27	$0.25	$0.79	$0.63
Return on average assets (“ROA”)	0.75%	0.71%	0.66%	0.70%	0.20%
ROA excluding notable items (1)	0.79%	0.74%	0.68%	0.72%	0.58%
Return on average equity (“ROE”)	6.19%	5.76%	5.50%	5.70%	1.64%
ROE excluding notable items (1)	6.52%	6.02%	5.64%	5.90%	4.78%
Return on average tangible common equity (“ROTCE”) (1)	8.03%	7.48%	7.19%	7.39%	2.13%
ROTCE excluding notable items (1)	8.45%	7.81%	7.36%	7.65%	6.20%
Net interest margin	3.02%	2.96%	2.89%	2.96%	2.71%
Efficiency ratio (not annualized)	65.28%	66.61%	68.24%	66.26%	82.22%
Efficiency ratio excluding notable items (not annualized) (1)	63.59%	65.22%	67.56%	65.16%	68.77%

(1) Earnings per common share - diluted excluding notable items, ROA excluding notable items, ROE excluding notable items, ROTCE, ROTCE excluding notable items, and efficiency ratio excluding notable items are non-GAAP financial measures. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 10 through 12.

Table Page 3

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended
	9/30/2026			6/30/2026			9/30/2025
		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans, including loans held for sale	$14,967,728	$218,216	5.78%	$14,790,642	$211,378	5.73%	$14,522,425	$216,774	5.92%
Investment securities	2,305,772	21,631	3.72%	2,221,334	20,359	3.68%	2,256,228	21,467	3.77%
Interest earning cash and deposits at other banks	437,305	4,051	3.68%	420,971	3,808	3.63%	488,992	5,273	4.28%
FHLB stock and other investments	51,749	1,260	9.66%	51,839	632	4.89%	97,584	1,186	4.82%
Total interest earning assets	$17,762,554	$245,158	5.48%	$17,484,786	$236,177	5.42%	$17,365,229	$244,700	5.59%

INTEREST BEARING LIABILITIES:
Deposits:
Money market, interest bearing demand and savings	$6,363,113	$47,120	2.94%	$6,085,142	$43,728	2.88%	$6,045,464	$49,458	3.25%
Time deposits	6,033,130	56,373	3.71%	6,244,929	58,057	3.73%	6,359,578	65,967	4.12%
Total interest bearing deposits	12,396,243	103,493	3.31%	12,330,071	101,785	3.31%	12,405,042	115,425	3.69%
FHLB and FRB borrowings	433,276	4,018	3.68%	357,510	3,180	3.57%	27,286	273	3.97%
Subordinated debentures and convertible notes	107,905	2,282	8.28%	107,550	2,243	8.25%	106,485	2,445	8.98%
Total interest bearing liabilities	$12,937,424	$109,793	3.37%	$12,795,131	$107,208	3.36%	$12,538,813	$118,143	3.74%
Noninterest bearing demand deposits	3,501,796			3,362,934			3,506,559
Total funding liabilities/cost of funds	$16,439,220		2.65%	$16,158,065		2.66%	$16,045,372		2.92%
Net interest income/net interest spread		$135,365	2.11%		$128,969	2.06%		$126,557	1.85%
Net interest margin			3.02%			2.96%			2.89%

Cost of deposits:
Noninterest bearing demand deposits	$3,501,796	$—	—%	$3,362,934	$—	—%	$3,506,559	$—	—%
Interest bearing deposits	12,396,243	103,493	3.31%	12,330,071	101,785	3.31%	12,405,042	115,425	3.69%
Total deposits	$15,898,039	$103,493	2.58%	$15,693,005	$101,785	2.60%	$15,911,601	$115,425	2.88%

Table Page 4

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Nine Months Ended
	9/30/2026			9/30/2025
		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans, including loans held for sale	$14,816,982	$635,513	5.73%	$14,139,046	$623,098	5.89%
Investment securities	2,226,139	61,208	3.68%	2,178,155	55,128	3.38%
Interest earning cash and deposits at other banks	432,086	11,637	3.60%	607,549	19,261	4.24%
FHLB stock and other investments	51,757	3,121	8.06%	94,272	3,471	4.92%
Total interest earning assets	$17,526,964	$711,479	5.43%	$17,019,022	$700,958	5.51%

INTEREST BEARING LIABILITIES:
Deposits:
Money market, interest bearing demand and savings	$6,105,493	$132,270	2.90%	$5,927,729	$151,960	3.43%
Time deposits	6,210,790	174,463	3.76%	6,131,577	195,902	4.27%
Total interest bearing deposits	12,316,283	306,733	3.33%	12,059,306	347,862	3.86%
FHLB and FRB borrowings	359,117	9,606	3.58%	65,441	993	2.03%
Subordinated debentures and convertible notes	107,554	6,749	8.27%	106,153	7,274	9.04%
Total interest bearing liabilities	$12,782,954	$323,088	3.38%	$12,230,900	$356,129	3.89%
Noninterest bearing demand deposits	3,404,500			3,439,051
Total funding liabilities/cost of funds	$16,187,454		2.67%	$15,669,951		3.04%
Net interest income/net interest spread		$388,391	2.05%		$344,829	1.62%
Net interest margin			2.96%			2.71%

Cost of deposits:
Noninterest bearing demand deposits	$3,404,500	$—	—%	$3,439,051	$—	—%
Interest bearing deposits	12,316,283	306,733	3.33%	12,059,306	347,862	3.86%
Total deposits	$15,720,783	$306,733	2.61%	$15,498,357	$347,862	3.00%

Table Page 5

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

	Three Months Ended					Nine Months Ended
AVERAGE BALANCES:	9/30/2026	6/30/2026	% change	9/30/2025	% change	9/30/2026	9/30/2025	% change
Gross loans, including loans held for sale	$14,967,728	$14,790,642	1%	$14,522,425	3%	$14,816,982	$14,139,046	5%
Interest earning assets	17,762,554	17,484,786	2%	17,365,229	2%	17,526,964	17,019,022	3%
Goodwill and intangible assets	526,532	527,594	0%	525,022	0%	526,556	505,782	4%
Total assets	18,991,587	18,707,236	2%	18,548,982	2%	18,741,699	18,126,058	3%

Noninterest bearing demand deposits	3,501,796	3,362,934	4%	3,506,559	0%	3,404,500	3,439,051	(1)%
Interest bearing deposits	12,396,243	12,330,071	1%	12,405,042	0%	12,316,283	12,059,306	2%
Total deposits	15,898,039	15,693,005	1%	15,911,601	0%	15,720,783	15,498,357	1%
Stockholders’ equity	2,299,264	2,293,446	0%	2,237,375	3%	2,297,305	2,203,641	4%

	End of Period
LOAN PORTFOLIO:	9/30/2026	6/30/2026	% change	9/30/2025	% change
Loans receivable (held for investment)	$15,050,474	$14,941,520	1%	$14,590,519	3%
Loans held for sale	67,371	92,667	(27)%	33,118	103%
Gross loans	$15,117,845	$15,034,187	1%	$14,623,637	3%

	End of Period
CRE LOANS HELD FOR INVESTMENT BY PROPERTY TYPE:	9/30/2026	6/30/2026	% change	9/30/2025	% change
Multi-tenant retail	$1,541,629	$1,585,528	(3)%	$1,612,673	(4)%
Industrial warehouses	1,289,124	1,303,250	(1)%	1,285,752	0%
Multifamily	1,158,229	1,171,422	(1)%	1,219,701	(5)%
Gas stations and car washes	1,158,067	1,177,756	(2)%	1,116,447	4%
Hotels/motels	831,473	820,725	1%	771,089	8%
Mixed-use facilities	721,321	728,108	(1)%	665,239	8%
Single-tenant retail	638,472	631,319	1%	629,269	1%
Office	320,194	348,708	(8)%	330,736	(3)%
All other	804,087	749,908	7%	787,888	2%
Total CRE loans	$8,462,596	$8,516,724	(1)%	$8,418,794	1%

	End of Period
DEPOSIT COMPOSITION:	9/30/2026	6/30/2026	% change	9/30/2025	% change
Noninterest bearing demand deposits	$3,501,963	$3,548,452	(1)%	$3,507,659	0%
Money market, interest bearing demand, and savings	6,708,100	6,079,728	10%	5,995,488	12%
Time deposits	5,906,106	6,248,363	(5)%	6,328,115	(7)%
Total deposits	$16,116,169	$15,876,543	2%	$15,831,262	2%

Table Page 6

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

CAPITAL & CAPITAL RATIOS:	9/30/2026	6/30/2026	9/30/2025
Total stockholders’ equity	$2,257,458	$2,295,852	$2,258,960
Total capital	$2,206,215	$2,183,720	$2,128,319
Common equity tier 1 ratio	12.25%	12.27%	12.14%
Tier 1 capital ratio	12.93%	12.95%	12.83%
Total capital ratio	13.92%	13.95%	13.85%
Leverage ratio	11.01%	11.07%	10.86%
Total risk weighted assets	$15,851,445	$15,658,083	$15,371,526
Book value per common share	$17.67	$17.97	$17.62
Tangible common equity (“TCE”) per share (1)	$13.55	$13.85	$13.53
TCE ratio (1)	9.28%	9.58%	9.64%

(1) TCE per share and TCE ratio are non-GAAP financial measures. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Page 10.

ALLOWANCE FOR CREDIT LOSSES CHANGES:	Three Months Ended					Nine Months Ended
	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026	9/30/2025
Balance at beginning of period	$153,218	$155,114	$156,661	$152,509	$149,505	$156,661	$150,527
Initial allowance for purchased credit deteriorated (“PCD”) loans and purchased seasoned loans (“PSL”) acquired (2)	—	—	—	—	—	—	3,971
Provision for losses on loans	8,100	7,100	9,200	7,800	8,100	24,400	23,392
Recoveries	910	203	322	1,694	1,517	1,435	4,594
Charge offs	(7,903)	(9,199)	(11,069)	(5,342)	(6,613)	(28,171)	(29,975)
Balance at end of period	$154,325	$153,218	$155,114	$156,661	$152,509	$154,325	$152,509
(2) During the fourth quarter of 2025, the Company adopted ASU 2025-08 effective January 1, 2025, and applied the guidance to the acquisition of Territorial Bancorp, which was completed on April 2, 2025.
      The presentation of prior periods has been adjusted accordingly.

	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
Allowance for unfunded loan commitments	$2,913	$2,453	$2,783	$3,333	$3,933

	Three Months Ended					Nine Months Ended
	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026	9/30/2025
Provision for losses on loans	$8,100	$7,100	$9,200	$7,800	$8,100	$24,400	$23,392
(Credit) provision for unfunded loan commitments	460	(330)	(550)	(600)	610	(420)	1,210
Provision for credit losses	$8,560	$6,770	$8,650	$7,200	$8,710	$23,980	$24,602

Table Page 7

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended					Nine Months Ended
NET CHARGE OFFS (RECOVERIES):	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026	9/30/2025
CRE loans	$3,340	$389	$817	$(1,467)	$(933)	$4,546	$(877)
C&I loans	3,656	8,656	9,931	5,169	5,978	22,243	25,191
Residential mortgage and other loans	(3)	(49)	(1)	(54)	51	(53)	1,067
Net charge offs	$6,993	$8,996	$10,747	$3,648	$5,096	$26,736	$25,381
Net charge offs/average loans (annualized)	0.19%	0.24%	0.29%	0.10%	0.14%	0.24%	0.24%

NONPERFORMING ASSETS:	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
Loans on nonaccrual status (1)	$107,797	$111,973	$109,512	$131,747	$110,010
Accruing delinquent loans past due 90 days or more	—	515	10,642	3,943	2,149
Total nonperforming loans	107,797	112,488	120,154	135,690	112,159
Other real estate owned (“OREO”)	661	365	365	365	—
Total nonperforming assets	$108,458	$112,853	$120,519	$136,055	$112,159

Nonperforming assets/total assets	0.57%	0.59%	0.65%	0.73%	0.61%
Nonperforming loans/loans receivable	0.72%	0.75%	0.82%	0.92%	0.77%
Nonaccrual loans/loans receivable	0.72%	0.75%	0.75%	0.90%	0.75%
Allowance for credit losses/loans receivable	1.03%	1.03%	1.06%	1.07%	1.05%
Allowance for credit losses/nonperforming loans	143.16%	136.21%	129.10%	115.46%	135.98%

(1) Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $17.3 million, $17.1 million, $19.4 million, $15.6 million, and $15.3 million, at September 30, 2026, June 30, 2026, March 31, 2026, December 31, 2025, and September 30, 2025, respectively.

NONACCRUAL LOANS BY TYPE:	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
CRE loans	$44,818	$63,647	$52,920	$65,106	$54,016
C&I loans	44,497	31,724	42,538	53,136	45,494
Residential mortgage and other loans	18,482	16,602	14,054	13,505	10,500
Total nonaccrual loans	$107,797	$111,973	$109,512	$131,747	$110,010

Table Page 8

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE:	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
30 - 59 days past due	$43,098	$11,700	$29,621	$19,056	$15,788
60 - 89 days past due	22,177	7,306	59	4,244	5,117
Total accruing delinquent loans 30-89 days past due	$65,275	$19,006	$29,680	$23,300	$20,905

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE BY TYPE:	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
CRE loans	$54,523	$15,917	$11,819	$12,064	$14,872
C&I loans	8,471	810	604	2,209	3,356
Residential mortgage and other loans	2,281	2,279	17,257	9,027	2,677
Total accruing delinquent loans 30-89 days past due	$65,275	$19,006	$29,680	$23,300	$20,905

CRITICIZED LOANS:	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
Special mention loans	$124,399	$128,994	$72,668	$94,003	$131,384
Classified loans	210,356	205,283	252,410	257,113	241,483
Total criticized loans	$334,755	$334,277	$325,078	$351,116	$372,867
Table Page 9

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

Reconciliation of GAAP financial measures to non-GAAP financial measures

Management reviews select non-GAAP financial measures in evaluating the Company’s and the Bank’s financial performance and in response to market participant interest. Reconciliations of the most directly comparable GAAP to non-GAAP financial measures utilized by management are provided below.

TANGIBLE COMMON EQUITY (“TCE”)	9/30/2026	6/30/2026	9/30/2025
Total stockholders’ equity	$2,257,458	$2,295,852	$2,258,960
Goodwill and core deposit intangible assets, net	(525,997)	(526,890)	(524,503)
TCE	$1,731,461	$1,768,962	$1,734,457

Total assets	$19,189,488	$18,991,916	$18,510,799
Goodwill and core deposit intangible assets, net	(525,997)	(526,890)	(524,503)
Tangible assets	$18,663,491	$18,465,026	$17,986,296

TCE ratio (TCE / tangible assets)	9.28%	9.58%	9.64%
Common shares outstanding	127,758,427	127,741,836	128,185,271
Book value per share (GAAP)	$17.67	$17.97	$17.62
TCE per share	$13.55	$13.85	$13.53

	Three Months Ended			Nine Months Ended
RETURN ON AVERAGE TANGIBLE COMMON EQUITY (“ROTCE”)	9/30/2026	6/30/2026	9/30/2025	9/30/2026	9/30/2025
Average stockholders’ equity	$2,299,264	$2,293,446	$2,237,375	$2,297,305	$2,203,641
Average goodwill and core deposit intangible assets, net	(526,532)	(527,594)	(525,022)	(526,556)	(505,782)
Average TCE	$1,772,732	$1,765,852	$1,712,353	$1,770,749	$1,697,859

Net income (GAAP)	$35,577	$33,031	$30,776	$98,148	$27,122
ROTCE (annualized)	8.03%	7.48%	7.19%	7.39%	2.13%

Table Page 10

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended					Nine Months Ended
PRE-PROVISION NET REVENUE (“PPNR”)	9/30/2026	6/30/2026	% change	9/30/2025	% change	9/30/2026	9/30/2025	% change
Net interest income	$135,365	$128,969	5%	$126,557	7%	$388,391	$344,829	13%
Noninterest income	22,112	18,850	17%	15,385	44%	57,929	8,117	614%
Revenue	157,477	147,819	7%	141,942	11%	446,320	352,946	26%
Less: Noninterest expense	102,794	98,464	4%	96,861	6%	295,713	290,195	2%
PPNR	$54,683	$49,355	11%	$45,081	21%	$150,607	$62,751	140%

Notable items:
Loss on investment portfolio repositioning	$—	$—		$—		$—	$38,856
FDIC special assessment expense (reversal)	—	—		—		(58)	—
Merger related costs	2,650	2,058		958		4,942	20,758
Total notable items included in PPNR	2,650	2,058		958		4,884	59,614
PPNR, excluding notable items	$57,333	$51,413	12%	$46,039	25%	$155,491	$122,365	27%

	Three Months Ended					Nine Months Ended
PROFITABILITY EXCLUDING NOTABLE ITEMS	9/30/2026	6/30/2026	% change	9/30/2025	% change	9/30/2026	9/30/2025	% change
Net income (GAAP)	$35,577	$33,031	8%	$30,776	16%	$98,148	$27,122	262%
Notable items:
Merger-related provision for credit losses	—	—		—		—	553
Loss on investment portfolio repositioning	—	—		—		—	38,856
FDIC special assessment expense (reversal)	—	—		—		(58)	—
Merger related costs	2,650	2,058		958		4,942	20,758
Total notable items included in pre-tax income	2,650	2,058		958		4,884	60,167
Tax effect on notable items in pre-tax income	(759)	(590)		(208)		(1,399)	(13,170)
Notable impact from California state tax apportionment law change	—	—		—		—	4,878
Total notable items, net of tax	1,891	1,468		750		3,485	51,875
Net income excluding notable items	$37,468	$34,499	9%	$31,526	19%	$101,633	$78,997	29%

Diluted common shares	128,624,630	128,308,861		128,593,874		128,509,496	126,110,136
EPS excluding notable items	$0.29	$0.27	7%	$0.25	16%	$0.79	$0.63	25%
Average assets	$18,991,587	$18,707,236		$18,548,982		$18,741,699	$18,126,058
ROA excluding notable items (annualized)	0.79%	0.74%		0.68%		0.72%	0.58%
Average equity	$2,299,264	$2,293,446		$2,237,375		$2,297,305	$2,203,641
ROE excluding notable items (annualized)	6.52%	6.02%		5.64%		5.90%	4.78%
Average TCE	$1,772,732	$1,765,852		$1,712,353		$1,770,749	$1,697,859
ROTCE excluding notable items (annualized)	8.45%	7.81%		7.36%		7.65%	6.20%
Table Page 11

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended			Nine Months Ended
NONINTEREST INCOME EXCLUDING NOTABLE ITEMS	9/30/2026	6/30/2026	9/30/2025	9/30/2026	9/30/2025
Noninterest income	$22,112	$18,850	$15,385	$57,929	$8,117
Notable items:
Loss on investment portfolio repositioning	—	—	—	—	38,856
Noninterest income excluding notable items	$22,112	$18,850	$15,385	$57,929	$46,973

	Three Months Ended			Nine Months Ended
EFFICIENCY RATIO EXCLUDING NOTABLE ITEMS	9/30/2026	6/30/2026	9/30/2025	9/30/2026	9/30/2025
Noninterest expense	$102,794	$98,464	$96,861	$295,713	$290,195
Notable items:
FDIC special assessment expense reversal	—	—	—	58	—
Merger related costs	(2,650)	(2,058)	(958)	(4,942)	(20,758)
Noninterest expense excluding notable items	$100,144	$96,406	$95,903	$290,829	$269,437

Revenue	$157,477	$147,819	$141,942	$446,320	$352,946
Notable items:
Loss on investment portfolio repositioning	—	—	—	—	38,856
Revenue excluding notable items	$157,477	$147,819	$141,942	$446,320	$391,802

Efficiency ratio excluding notable items	63.59%	65.22%	67.56%	65.16%	68.77%

	Three Months Ended			Nine Months Ended
EFFECTIVE TAX RATE EXCLUDING NOTABLE ITEMS	9/30/2026	6/30/2026	9/30/2025	9/30/2026	9/30/2025
Income before income taxes	$46,123	$42,585	$36,371	$126,627	$38,149
Notable items before tax effect	2,650	2,058	958	4,884	60,167
Income before tax excluding notable items	$48,773	$44,643	$37,329	$131,511	$98,316

GAAP income tax provision	$10,546	$9,554	$5,595	$28,479	$11,027
Tax effect on notable items in pre-tax income	759	590	208	1,399	13,170
Notable impact from California state tax apportionment law change	—	—	—	—	(4,878)
Income tax provision excluding notable items	$11,305	$10,144	$5,803	$29,878	$19,319

Effective tax rate (GAAP)	22.86%	22.44%	15.38%	22.49%	28.91%
Effective tax rate excluding notable items	23.18%	22.72%	15.55%	22.72%	19.65%

Table Page 12